UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2011

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2011, Weingarten Realty Investors (“the Company”), a Texas real estate investment trust, entered into a $500,000,000 unsecured revolving credit facility pursuant to an Amended and Restated Credit Agreement (the “Credit Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint bookrunners and co-arrangers, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, National Association, PNC Bank, National Association, and Regions Bank as documentation agents, Royal Bank of Canada as co-documentation agent, and Compass Bank, U.S. Bank National Association, and The Bank of Nova Scotia as managing agents. Other lenders involved in this transaction include Capital One, N.A., The Northern Trust Company, and Sumitomo Mitsui Banking Corporation.

The Credit Agreement is a $500,000,000 unsecured revolving credit facility with floating borrowing rates at a margin over LIBOR plus a facility fee. The borrowing margin and facility fee are priced off a grid in accordance with the Company’s senior unsecured credit ratings. The term of the credit facility ends on September 30, 2015, with a provision to extend the maturity date up to one year. The Credit Agreement contains a competitive bid option feature that will allow the Company to request bids for up to $250 million. Additionally, the Credit Agreement contains an accordion feature which allows the Company the opportunity to increase the facility amount up to $700 million. The Company intends to use the proceeds from such facility to fund any acquisition or new development activities, and for general corporate purposes.

Pursuant to the terms of the Credit Agreement, the Company is subject to requirements including covenants requiring the maintenance of (i) maximum leverage ratios on both unsecured and secured debt and (ii) unsecured interest expense and fixed charge coverage ratios. The Credit Agreement also contains customary representations and warranties, affirmative covenants, notice provisions, and events of default, including change of control, cross-defaults to other debt, and judgment defaults. Certain wholly-owned subsidiaries of the Company are guarantors of the Company’s obligations under the Credit Agreement.

The description herein of the Credit Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Agreement, the form of which is filed as Exhibit 10.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

Please refer to Exhibit 99.1, which is incorporated into this Item 7.01 by reference.

The information in this item shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated September 30, 2011.

99.1	Press Release dated October 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2011

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer Senior Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

10.1	Amended and Restated Credit Agreement dated September 30, 2011.

99.1	Press Release dated October 3, 2011.